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Exhibit 4.2

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 17, 2003 (this "Amendment"), to the Existing Credit Agreement (as defined below) is made by REDDY ICE GROUP, INC., a Texas corporation (the "Borrower"), and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders, Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), as the Administrative Agent, Canadian Imperial Bank of Commerce and Bear Stearns Corporate Lending Inc., as the Co-Syndication Agents, and CIBC World Markets Corp., CSFB and Bear, Stearns & Co. Inc., as the Lead Arrangers and Joint-Book-Runners, are all parties to the Credit Agreement, dated as of August 15, 2003 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement and extend Commitments to make supplemental term loans;

        WHEREAS, the Borrower (or one of it Subsidiaries) intends to consummate the Triangle Ice Acquisition; and

        WHEREAS, the Lenders party hereto are willing to amend the Existing Credit Agreement as set forth below and certain Lenders are willing to extend Commitments to make supplemental term loans on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Amendment" is defined in the preamble.

        "Amendment Effective Date" is defined in Article III.

        "Borrower" is defined in the preamble.

        "Credit Agreement" is defined in the first recital.

        "CSFB" is defined in the first recital.

        "Existing Credit Agreement" is defined in the first recital.

        "First Amendment Fee Letter" means the confidential letter, dated the First Amendment Effective Date, from CSFB, CIBC and BSCL to the Borrower.

        "Triangle Ice" means Triangle Ice Co., Inc., a North Carolina corporation.

        "Triangle Ice Acquisition" means the acquisition of all of the Capital Securities of Triangle Ice by Reddy Ice Corporation pursuant to the Triangle Ice Purchase Agreement.

        "Triangle Ice Acquisition Closing Date" means the date on which the Triangle Ice Acquisition is consummated.

        "Triangle Ice Purchase Agreement" means the purchase agreement to be entered into among Reddy Ice Corporation, Triangle Ice and various shareholders of Triangle Ice, on terms and conditions reasonably satisfactory to the Administrative Agent.

        SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

        Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

        SECTION 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

        SECTION 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "Existing Credit Agreement" means this Agreement, prior to giving effect to the First Amendment.

          "Existing Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Existing Term Loans pursuant to Section 2.1.3 (as in effect on the Closing Date).

          "Existing Term Loan Commitment Amount" means, on any date, $135,000,000.

          "Existing Term Loans" is defined in Section 2.1.3.

          "Existing Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Existing Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Existing Term Percentage" means, relative to any Lender, the applicable percentage relating to Existing Term Loans set forth opposite its name on Schedule II hereto under the Existing Term Loan Commitment column or set forth in a Lender Assignment Agreement under the Existing Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Existing Term Loan Commitment if its percentage under the Existing Term Loan Commitment column is zero.

          "First Amendment" means the First Amendment to Credit Agreement, dated as of October 17, 2003, among the Borrower and the Lenders party thereto.

          "First Amendment Effective Date" means October 17, 2003.

          "First Amendment Fee Letter" means the confidential letter, dated the First Amendment Effective Date, from CSFB, CIBC and BSCL to the Borrower.

          "Supplemental Term Loan" is defined in Section 2.1.3.

          "Supplemental Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Supplemental Term Loans pursuant to Section 2.1.3.

          "Supplemental Term Loan Commitment Amount" means $45,000,000.

          "Supplemental Term Loan Commitment Termination Date" means the earliest of

            (a)   December 31, 2003 (if the Supplemental Terms Loans have not been made prior to such date); and

            (b)   the date on which any Commitment Termination Event occurs.

          Upon the occurrence of any event described above, the Supplemental Term Loan Commitments shall terminate automatically and without any further action.

          "Supplemental Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Supplemental Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Supplemental Term Percentage" means, relative to any Lender, the applicable percentage relating to Supplemental Term Loans set forth opposite its name on Schedule II hereto under the Supplemental Term Loan Commitment column or set forth in a Lender Assignment Agreement under the Supplemental Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Supplemental Term Loan Commitment if its percentage under the Supplemental Term Loan Commitment column is zero.

          "Triangle Ice" means Triangle Ice Co., Inc., a North Carolina corporation.

          "Triangle Ice Acquisition" means the acquisition of all of the Capital Securities of Triangle Ice by Reddy Ice Corporation pursuant to the Triangle Ice Purchase Agreement.

          "Triangle Ice Acquisition Closing Date" means the date on which the Triangle Ice Acquisition is consummated.

          "Triangle Ice Purchase Agreement" means the purchase agreement to be entered into among Reddy Ice Corporation, Triangle Ice and various shareholders of Triangle Ice, on terms and conditions satisfactory to the Administrative Agent.

        SECTION 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in such Section so that they read in their entireties as follows:

          "Commitment" means, as the context may require, the Existing Term Loan Commitment, the Supplemental Term Loan Commitment, Revolving Loan Commitment, Letter of Credit Commitment or Swing Line Loan Commitment.

          "Commitment Amount" means, as the context may require, the Existing Term Loan Commitment Amount, the Supplemental Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

          "Commitment Termination Date" means, as the context may require, the Supplemental Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

          "Fee Letters" means (a) the confidential letter, dated May 12, 2003, from CSFB, CIBC, BSCL, CIBC World Markets and Bear Stearns to Parent and Merger Sub, (b) the confidential letter, dated the Closing Date, from CSFB to the Borrower and (c) the First Amendment Fee Letter.

          "Percentage" means, as the context may require, any Lender's Revolving Loan Percentage, Existing Term Percentage or Supplemental Term Percentage.

          "Term Loans" means, collectively, the Existing Term Loans and the Supplemental Term Loans.

          "Term Note" means, as the context may require, an Existing Term Note or a Supplemental Term Note.

        SECTION 2.1.3. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the following definitions:

          (a)   "Capital Expenditures" is hereby amended by inserting the words "or the Triangle Ice Acquisition" after the words "Permitted Acquisitions otherwise permitted hereunder" appearing in clause (i) of the last sentence thereof; and

          (b)   "Transaction Documents" is hereby amended by inserting the words ", the Triangle Ice Purchase Agreement (at all times following the execution thereof)," before the words "the Proxy Statement," appearing therein.

        SECTION 2.1.4. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions of "Term Loan Commitment Amount", "Term Loan Commitment Termination Date" and "Term Percentage".

        SECTION 2.1.5. Section 1.4 of the Existing Credit Agreement is hereby amended by inserting the words "or pursuant to Article IV of the First Amendment" after the words "delivered pursuant to clause (b) of the definition of "'Permitted Acquisition"' appearing in clause (b) thereof.

        SECTION 2.2. Amendments to Section 2.1.3. Section 2.1.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 2.1.3. Continuation of Existing Terms Loans; Term Loan Commitments.

          (a)   In a single Borrowing on the Closing Date, each Lender that had an Existing Term Loan Commitment made loans (relative to such Lender, its "Existing Term Loans") to the Borrower equal to such Lender's Existing Term Loan Percentage of the Existing Term Loan Commitment Amount. No amounts paid or prepaid with respect to Existing Term Loans may be reborrowed.

          (b)   In a single Borrowing (which shall be on a Business Day) occurring on or prior to the Supplemental Term Loan Commitment Termination Date, each Lender that has a Supplemental Term Loan Commitment agrees that it will make loans (relative to such Lender, its "Supplemental Term Loans") to the Borrower equal to such Lender's Supplemental Term Loan Percentage of the aggregate amount of the Borrowing of Supplemental Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Supplemental Term Loans may be reborrowed."

        SECTION 2.3. Amendments to Article III. Article III of the Existing Credit Agreement is hereby amended as follows:

        SECTION 2.3.1. Section 3.1.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (a)(i)(A) thereof in its entirety as follows:

  "(A) any such prepayment of the Term Loans shall be made pro rata among Existing Term Loans and Supplemental Term Loans, and pro rata among Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans (applied to the remaining amortization payments for the Term Loans in such amounts as the Borrower shall determine) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;"

        SECTION 2.3.2. Section 3.1.1 of the Existing Credit Agreement is hereby amended by amending clause (d) thereof by (a) inserting the words "(with the amount of such repayment of the Term Loans being applied pro rata to the Existing Term Loans and Supplemental Term Loans)" before the words "in an amount equal to the amount set forth below" in such clause and (b) replacing the grid set forth in such clause with the grid set forth below:

Period	Amount of Required Principal Repayment
12/31/03 through (and including) 09/30/08	$450,000
10/01/08 through (and including) the Stated Maturity Date for Term Loans	$42,750,000 (with the remaining amount due in full on the Stated Maturity Date for Term Loans).

        SECTION 2.4. Amendments to Articles VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

        SECTION 2.4.1. Section 7.1.7 of the Existing Credit Agreement is hereby amended by (a) inserting the word "Existing" before the words "Term Loans" each place it appears in clause (a) of such Section, (b) deleting the word "and" at the end of clause (b) of such Section, (c) deleting the "." at the end of clause (c) of such section and replacing it with "; and" and (d) adding a new clause (d) at the end of such Section to read as follows:

          "(d) in the case of the Supplemental Term Loans, to consummate the Triangle Ice Acquisition."

        SECTION 2.4.2. Section 7.1.8 of the Existing Credit Agreement is hereby amended by adding the following sentence at the end of such section:

  "Notwithstanding the foregoing, the Borrower hereby agrees that it will (a) within 60 days after the Triangle Ice Acquisition Closing Date, deliver (i) Mortgages on the real property located in Raleigh, North Carolina and Lumberton, North Carolina owned by Triangle Ice, together with the types of items delivered pursuant to Section 5.1.13 and customary opinions, addressed to the Lead Arrangers and all Lenders, from counsel to Reddy Ice Corporation or Triangle Ice (as applicable) and (ii) amendments to the existing Mortgages necessary to reflect that such Mortgages secure the Supplemental Term Loans, in each case, in form and substance reasonably satisfactory to the Administrative Agent, and (b) within 30 days after the Triangle Ice Acquisition Closing Date, deliver (i) copies of proper UCC Form UCC-3 termination statements, if any, necessary to release all Liens (other than Liens permitted by Section 7.2.3 of the Credit Agreement) and other rights of any Person in any collateral described in any security agreement previously granted by Triangle Ice or any other Obligor together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from Triangle Ice or such Obligor and (ii) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Triangle Ice Acquisition Closing Date, listing all effective financing statements which name Triangle Ice (under its present name and any other names used within the previous twelve months) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Loan Document except for Liens permitted by Section 7.2.3 of the Credit Agreement); provided that the time periods set forth in clauses (a) and (b) may be extended with the consent of the Administrative Agent."

        SECTION 2.4.3. Section 7.2.2 of the Existing Credit Agreement is hereby amended by inserting the words "or the Triangle Ice Acquisition" after the words "in connection with a Permitted Acquisition" in clause (h) thereof.

        SECTION 2.4.4. Section 7.2.5 of the Existing Credit Agreement is hereby amended by amending and restating clause (g) thereof in its entirety to read as follows:

  "Investments by way of the acquisition of Capital Securities permitted pursuant to clause (b) or (d) of Section 7.2.10;"

        SECTION 2.4.5. Section 7.2.10 of the Existing Credit Agreement is hereby amended by (a) inserting the parenthetical "(other than the Triangle Ice Acquisition)" after the words "Permitted Acquisition" each time they appear in clause (b)(i) thereof, (b) deleting the word "and" at the end of clause (b) of such Section, (c) deleting the "." at the end of clause (c) of such section and replacing it with "; and" and (d) adding a new clause (d) at the end of such Section to read as follows:

          "(d) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may consummate the Triangle Ice Acquisition; provided that the aggregate purchase price (including the assumption of Indebtedness) for the Triangle Ice Acquisition does not exceed $70,000,000."

        SECTION 2.5. Amendment to Schedule I (Disclosure Schedule). Item 6.12 of the Disclosure Schedule to the Existing Credit Agreement is hereby amended by replacing Item 6.12 of the Disclosure Schedule to the Existing Credit Agreement with Item 6.12 of Schedule I hereto.

        SECTION 2.6. Amendment to Schedule II (Percentages; LIBOR Offices; Domestic Office). Schedule II to the Existing Credit Agreement is hereby amended by (a) inserting the word "Existing" before the words "Term Loans" each place it appears therein and (b) adding an additional column entitled "Supplemental Term Loan Commitment" immediately to the right of the column entitled "Existing Term Loan Commitment" and inserting "100%" in the column corresponding to Credit Suisse First Boston, acting through its Cayman Islands Branch and 0% for the remaining Lenders.

        SECTION 2.7. Amendment to Exhibits. The Existing Credit Agreement is hereby amended by (a) replacing Exhibit A-2 with Exhibit A-2 hereto and (b) inserting a new Exhibit A-4 in the form of Exhibit A-4 hereto.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

        This Amendment and the amendments contained herein shall become effective on the date (the "Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

        SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower and the Required Lenders.

        SECTION 3.2. Affirmation and Consent. The Administrative Agent shall have received a duly executed copy of an Affirmation and Consent, dated as of the Amendment Effective Date, in form and substance satisfactory to the Lead Arrangers, duly executed and delivered by each of the Obligors (other than the Borrower).

        SECTION 3.3. Resolutions. The Administrative Agent shall have received from the Borrower (a) a copy of a good standing certificate (to the extent applicable), dated a date reasonably close to the Amendment Effective Date, for the Borrower and (b) a certificate, dated as of the Amendment Effective Date, duly executed and delivered by the Borrower's Secretary or Assistant Secretary as to (i) resolutions of the Borrower's board of directors then in full force and effect authorizing the execution, delivery and performance of this Amendment; (ii) the incumbency and signatures of those of the Borrower's officers authorized to act with respect to this Amendment; and (iii) the full force and validity of each Organic Document of the Borrower and copies thereof (or a certification that the Organic Documents delivered in connection with the Credit Agreement remain in full force and effect and have not been modified or terminated since the Closing Date), upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

        SECTION 3.4. Calculation of Consolidated Coverage Ratio. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower evidencing the calculation of the Consolidated Coverage Ratio (under and as defined in the Subordinated Note Indenture) assuming the incurrence of the full amount of Supplemental Term Loans, together with a statement that the incurrence of the Supplemental Term Loans does not violate the provisions of the Subordinated Note Indenture.

        SECTION 3.5. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
CONDITIONS TO FUNDING SUPPLEMENTAL TERM LOANS

        The obligations of the Lenders to fund the Supplemental Term Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article in addition to those set forth in Section 5.2 of the Credit Agreement.

        SECTION 4.1. Equity Contribution. The Administrative Agent shall be satisfied that Parent has received a cash equity contribution of at least $10,000,000 from affiliates of the Sponsors and co-investors and, in turn, the Borrower has received a cash equity contribution in the same amount from Parent to fund a portion of the Triangle Ice Acquisition.

        SECTION 4.2. Consummation of the Triangle Ice Acquisition. The Administrative Agent shall have received evidence reasonably satisfactory to it that all actions necessary to consummate the acquisition of Triangle Ice shall have been taken in accordance with all applicable law and in accordance with the terms of the Triangle Ice Purchase Agreement, without amendment or waiver of any material provision thereof. The Administrative Agent shall have received copies of the Triangle Ice Purchase Agreement executed and delivered by the parties thereto, each of which shall be in full force and effect.

        SECTION 4.3. Merger, Other Documents. The Administrative Agent shall have received either (a) evidence that Triangle Ice has been, on the same date as the consummation of the Triangle Ice Acquisition, merged with and into Reddy Ice Corporation or (b) the following documents:

          (i)    a copy of a good standing certificate (to the extent applicable), dated a date reasonably close to the Triangle Ice Acquisition Closing Date, for Triangle Ice and a certificate, dated as of the Triangle Ice Acquisition Closing Date, duly executed and delivered by Triangle Ice's Secretary or Assistant Secretary, as to (A) resolutions of Triangle Ice's board of directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document to be executed by such Person; (B) the incumbency and signatures of those of such Person's officers authorized to act with respect to this Amendment and each other Loan Document executed by such Person; and (C) the full force and validity of each Organic Document of such Person and copies thereof (or a certification that the Organic Documents delivered in connection with the Credit Agreement remain in full force and effect and have not been modified or terminated since the Closing Date), upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Person canceling or amending such prior certificate;

          (ii)   a Supplement to the Subsidiary Guaranty, dated as of the Triangle Ice Acquisition Closing Date, duly executed and delivered by an Authorized Officer of Triangle Ice;

          (iii)  a Supplement to the Subsidiary Pledge and Security Agreement, dated as of the Triangle Ice Acquisition Closing Date, duly executed by an Authorized Officer of Triangle Ice, together with:

            (1)   certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by the Borrower and its Subsidiaries in Triangle Ice and by Triangle Ice in its U.S. Subsidiaries and 65% of the issued and outstanding Voting Securities (and 100% of non-Voting Securities) of each Foreign Subsidiary directly owned by Triangle Ice or its Subsidiaries, if any, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are securities (as defined in the UCC)) are uncertificated Capital Securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

            (2)   all intercompany notes, if any, evidencing Indebtedness payable to Triangle Ice or its Subsidiaries duly endorsed to the order of the Administrative Agent;

            (3)   copies of Filing Statements naming Triangle Ice as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreement;

          (iv)  a Trademark Security Agreement, dated as of the Triangle Ice Acquisition Closing Date, duly executed and delivered by Triangle Ice.

and, in the case of clause (b), in connection therewith, the Administrative Agent shall be satisfied that (A) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, in the collateral described above is a first priority (or local equivalent thereof) security interest, subject (including with respect to priority) to Liens permitted under the Credit Agreement; and (B) no Liens exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document or other Liens permitted by the Credit Agreement.

        SECTION 4.4. Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate for the period of the most recently completed four full Fiscal Quarters immediately preceding the Triangle Ice Acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1 of the Credit Agreement) giving pro forma effect to the consummation of the Triangle Ice Acquisition and evidencing compliance with the covenants set forth in Section 7.2.4 of the Credit Agreement for the immediately preceding test date.

        SECTION 4.5. Legal Opinions. The Administrative Agent shall have received opinions with respect to the Borrower from counsel to the Borrower, dated the Triangle Ice Acquisition Closing Date and addressed to the Lead Arrangers and all Lenders, in each case in form and substance and from counsel reasonably satisfactory to the Lead Arrangers.

        SECTION 4.6. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Supplemental Term Note, such Lender's Supplemental Term Note duly executed and delivered by an Authorized Officer of the Borrower.

        SECTION 4.7. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement and the First Amendment Fee Letter, if then invoiced.

ARTICLE V
MISCELLANEOUS

        SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

        SECTION 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

        SECTION 5.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 5.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 5.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

        SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, on the Amendment Effective Date, after giving effect to this Amendment, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

        SECTION 5.8. Liens Unimpaired. After giving effect to this Amendment and any necessary amendments to certain of the Mortgages to reflect that such Mortgages secure the Supplemental Term Loans, neither the modification of the Existing Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment will impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens will continue unimpaired with the same priority to secure repayment of all Obligations (including any Obligations in respect of the Supplemental Term Loans), whether heretofore or hereafter incurred.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

REDDY ICE GROUP, INC.
By:	/s/ STEVEN J. JANUSEK
	Name:	Steven J. Janusek
	Title:	Chief Financial Officer
[INSERT NAME OF LENDER]
By:
Name:
Title:

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  Exhibit 4.2
FIRST AMENDMENT TO CREDIT AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENTS TO CREDIT AGREEMENT
ARTICLE III CONDITIONS TO EFFECTIVENESS
ARTICLE IV CONDITIONS TO FUNDING SUPPLEMENTAL TERM LOANS
ARTICLE V MISCELLANEOUS